As filed with the Securities and                                 Registration
Exchange Commission on October 31, 2003                          No. 333-



                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                               _______________

                                   FORM S-8
                           REGISTRATION STATEMENT

                      Under the Securities Act of 1933

                               _______________

                  TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                             13-2846796
    (State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
              Incorporation)


                             4 Hardscrabble Heights
                                  P.O. Box 382
                            Brewster, New York 10509
                    (Address of Principal Executive Office)
                                _______________

                  Touchstone Applied Science Associates, Inc.
               Amended and Restated Directors Stock Option Plan
                            (Full Title of the Plan)

                                 _______________

                                 Andrew L. Simon
                  Touchstone Applied Science Associates, Inc.
                             4 Hardscrabble Heights
                                  P.O. Box 382
                            Brewster, New York 10509
                  (Name and Address of Agent For Service)

                                 (845) 277-8100
          (Telephone Number, Including Area Code, of Agent For Service)

                                 With a copy to:

                              Steven R. Berger, Esq.
                      Vedder, Price, Kaufman & Kammholz, P.C.
                                 805 Third Avenue
                            New York, New York 10022
                                 (212) 407-7700

                                 _______________

                        CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------
                                          Proposed        Proposed
   Title of Each                          Maximum         Maximum
     Class of                             Offering        Aggregate      Amount of
    Securities         Amount To Be       Price Per       Offering     Registration
  To Be Registered     Registered(1)      Share(2)        Price(2)         Fee(2)
------------------------------------------------------------------------------------
  Common Stock,
    par value
   $0.0001 per
     share                 75,000           $1.95         $146,250         $11.85
------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Touchstone Applied Science Associates, Inc. Amended and Restated Directors Stock Option Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of Touchstone Applied Science Associates, Inc.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, based upon the last sales prices for the Common Stock reported in the electronic bulletin board of Nasdaq of $1.95 on October 28, 2003.


                                PART I

          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

        The documents containing the information required by this section will be sent or given to those persons participating in the Touchstone Applied Science Associates, Inc. Amended and Restated Directors Stock Option Plan ("Plan" or "Directors Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are not required to be filed with the Commission as part of the Registration Statement or as an exhibit.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
        INFORMATION.

        The Board of Directors of the Company adopted the original Directors Plan in February 1996 in order to aid the Company in attracting, retaining and motivating independent directors, which Directors Plan was approved by the stockholders of the Company on March 29, 1996. The Directors Plan initially authorized awards up to an aggregate of 25,000 shares of Common Stock. In February 2000, the Board of Directors approved an amendment to the Directors Plan increasing to 75,000 the number of shares which may be the subject of stock options under the Directors Plan.
The stockholders of the Company approved such amendment at the Annual Meeting of Stockholders on March 31, 2000. Under the
Plan, non-qualified stock options to purchase up to 75,000 shares of Common Stock may be granted to non-employee directors of the Company, which options are granted automatically at the times and in the manner stated in the Plan.

        Subject to the terms of the Plan, each non-employee director receives 5,000 options on the day such director is first elected to the Board of Directors, and 2,500 options on the date of each annual meeting of the stockholders of the Company, provided such director is re-elected to the Board of Directors. The exercise price of stock options granted under the Plan is the fair market value of the Company's Common Stock on the date of grant. The options become exercisable after the first anniversary of the date of grant and the term of the option cannot exceed ten years.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Company with the Commission are incorporated by reference into this Registration
Statement:

        (a) Annual Report on Form 10-KSB for the year ended October 31, 2002, filed with the Commission;

        (b) Quarterly Reports on Form 10-QSB for the quarters ended January 31, 2003, April 30, 2003 and July 31, 2003, filed with the Commission;

        (c) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since October 31, 2002; and

        (d) The description of our Common Stock contained in our Registration Statement on Form 8-A, dated May 28, 1992.

        All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("DGCL"), indemnify all persons whom it may indemnify under Delaware law.

        Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and unreasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, e.g., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudicated liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        In addition, Section 102(b)(7) of the DGCL permits corporations to limit directors' monetary liability for breach of fiduciary duty except in certain circumstances. The Company's Certificate of Incorporation also provides that, to the fullest extent permitted by the DGCL, no director shall be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors.

        The Company carries directors' and officers' liability insurance covering losses up to $2,000,000 (subject to certain deductible amounts).

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Number  Description
------  -----------

 3.1 Certificate of Incorporation, dated August 22, 1991 filed with the Secretary of State of the State of Delaware
        (incorporated herein by reference to the exhibit contained in the Company's Quarterly Report on Form 10-
        QSB for the fiscal quarter ended January 31, 1999)

 3.2 Certificate of Merger dated August 26, 1992, filed with the Secretary of State of the State of Delaware (incorporated herein by reference to the exhibit contained in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on July 7, 1993)

 3.3 Certificate of Amendment of Certificate of Incorporation dated March 4, 1999, filed with the Secretary of State of the State of Delaware (incorporated herein by reference to the exhibit contained in the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended January 31, 1999)

 3.4 Amended and Restated By-Laws (incorporated by reference to the exhibit contained in the Company's Registration Statement on Form S-3 (File No. 333-27659) under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on May 22, 1997)

 4.1 Specimen Certificate evidencing shares of Common Stock (incorporated herein by reference to the exhibit contained in the Company's Registration Statement on Form S-3 (File No. 333-75377) under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on March 31, 1999)

 4.2 Amended and Restated Directors Stock Option Plan (incorporated by reference to the exhibit contained in the Definitive Proxy Statement, in connection with the Annual Meeting of Stockholders, Held March 31, 2000)

 5.1    Opinion of Vedder, Price, Kaufman & Kammholz, P.C.*

23.1    Consent of Lazar, Levine & Felix, LLP.*

23.2    Consent of Vedder, Price, Kaufman & Kammholz, P.C.
        (included in Exhibit 5.1).


*  Filed herewith.

ITEM 9. UNDERTAKINGS.

        (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                    [SIGNATURE PAGE FOLLOWS]

                             SIGNATURES
        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brewster, New York , on this 31st day of October, 2003.



                          TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.


                          By:  /s/ ANDREW L. SIMON
                             ---------------------------------
                             Andrew L. Simon
                             President, Chief Executive Officer and
                             Chief Financial Officer
                             (principal executive officer and
                              principal financial officer)


        Pursuant to the requirement of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.


       Name                        Title                          Date
       ----                        -----                          ----

/s/ ANDREW L. SIMON          Director and Chairman          October 31, 2003
-------------------               of the Board
    Andrew L. Simon

/s/ MICHAEL D. BECK               Director                  October 31, 2003
-------------------
    Michael D. Beck


/s/ STEVEN R. BERGER              Director                  October 31, 2003
--------------------
    Steven R. Berger


/s/ DONALD W. HUGHES              Director                  October 31, 2003
--------------------
    Donald W. Hughes


/s/ LINDA G. STRALEY              Director                  October 31, 2003
--------------------
    Linda G. Straley


                                  Director
--------------------
   Thomas Struzzieri


/s/ DAVID L. WARNOCK              Director                  October 31, 2003
--------------------
    David L. Warnock




                              EXHIBIT INDEX

Exhibit
Number  Description
------  -----------

 3.1 Certificate of Incorporation, dated August 22, 1991 filed with the Secretary of State of the State of Delaware
        (incorporated herein by reference to the exhibit contained in the Company's Quarterly Report on Form 10-
        QSB for the fiscal quarter ended January 31, 1999)

 3.2 Certificate of Merger dated August 26, 1992, filed with the Secretary of State of the State of Delaware (incorporated herein by reference to the exhibit contained in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on July 7, 1993)

 3.3 Certificate of Amendment of Certificate of Incorporation dated March 4, 1999, filed with the Secretary of State of the State of Delaware (incorporated herein by reference to the exhibit contained in the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended January 31, 1999)

 3.4 Amended and Restated By-Laws (incorporated by reference to the exhibit contained in the Company's Registration Statement on Form S-3 (File No. 333-27659) under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on May 22, 1997)

 4.1 Specimen Certificate evidencing shares of Common Stock (incorporated herein by reference to the exhibit contained in the Company's Registration Statement on Form S-3 (File No. 333-75377) under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on March 31, 1999)

 4.2 Amended and Restated Directors Stock Option Plan (incorporated by reference to the exhibit contained in the Definitive Proxy Statement, in connection with the Annual Meeting of Stockholders, Held March 31, 2000)

 5.1    Opinion of Vedder, Price, Kaufman & Kammholz, P.C.*

23.1    Consent of Lazar, Levine & Felix, LLP.*

23.2    Consent of Vedder, Price, Kaufman & Kammholz, P.C.
        (included in Exhibit 5.1).



*  Filed herewith.